================================================================================





             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



The Board of Directors
Boulder Creek Explorations, Inc.
(An exploration stage company)


We consent to the use in the Registration Statement of Boulder Creek Explorations, Inc. on Form SB-2/A (the "Registration Statement") of our Auditors' Report dated December 20, 2005 on the balance sheet of Boulder Creek Explorations, Inc. as at October 31, 2005 and 2004, and the related statements of operations and deficit, stockholders' equity and cash flows for the periods from inception on June 7, 2004 to October 31, 2005.

In addition we consent to the reference to us under the heading "Experts" in the Registration Statement.




"MacKay LLP"
Chartered Accountants





Vancouver, British Columbia
Canada

December 23, 2005




--------------------------------------------------------------------------------